News Release

Tutor Perini Reports Third Quarter 2018 Results

•	Backlog up 14% year-over-year to $8.5 billion, with growth across all three segments
•	Cash flow from operations of $27.6 million

LOS ANGELES – (BUSINESS WIRE) – November 7, 2018 – Tutor Perini Corporation (NYSE: TPC), a leading civil, building and specialty construction company, today reported results for the three months ended September 30, 2018. Revenue for the third quarter of 2018 was $1.1 billion, down 6% compared to $1.2 billion for the third quarter of last year. The decrease was driven by the completion of a large technology office project in California. Revenue and income from construction operations for the third quarter of 2018 were both lower than expected due to continued delays on certain projects, including the California High-Speed Rail project, and because revenue generated from project execution activities for new projects starting up did not fully offset reduced revenue from projects that have completed or are nearing completion. As a result, income from construction operations for the third quarter of 2018 was $47.3 million, down 4% compared to $49.1 million for the same quarter of last year. Net income attributable to the Company for the third quarter of 2018 was $21.3 million, or $0.42 per diluted share, compared to $23.6 million, or $0.47 per diluted share, for the same quarter of 2017.

Backlog as of September 30, 2018 remained strong at $8.5 billion, up 14% compared to $7.5 billion as of September 30, 2017. New awards and adjustments to contracts in process totaled $948 million in the third quarter of 2018. Significant new awards included more than $262 million of additional funding for various building projects in California, a $121 million tunneling project in California, an $82 million aircraft maintenance facility and hangar project in Guam, and a $68 million industrial facility revitalization project in Mississippi. The Company still anticipates a contract award for the previously announced $800 million Minneapolis Southwest Light Rail Transit project, for which it was the low bidder earlier this year. Also, in the past week, the Company was selected to design and build a large new hospitality and gaming project and was the low bidder for the $253 million Culver Line Communications-Based Train Control project in New York. Finally, the Company expects to book approximately $100 million of new mechanical projects in New York City in the fourth quarter of 2018.

Cash flow from operations for the third quarter of 2018 was $27.6 million as a result of favorable collections.

Ronald Tutor, Chairman and Chief Executive Officer, said, “Contributions from the California High-Speed Rail project since mid-year have shifted more significantly than anticipated due to the owner’s continuing inability to deliver the right-of-ways and easements critical to our construction efforts. The impact of this shift, combined with the timing of contributions from certain other projects, is that a significant amount of our revenue and earnings has moved from 2018 to 2019 and 2020. These factors together with our growing, higher-margin backlog, sizeable pending awards and exploding pipeline of bidding opportunities should result in significantly greater earnings in both 2019 and 2020.”

Outlook and Guidance

Based on the Company’s results to date and its current expectations for the remainder of this year, the Company is lowering its guidance for 2018, with diluted earnings per share (EPS) now expected in the range of $1.50 to $1.65.

Third Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, November 7, 2018, to discuss the third quarter 2018 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least 15 minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, inaccurate estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against project owners, subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims, which may adversely affect our working capital, profits and cash flows; actual results that could differ from the assumptions and estimates used to prepare financial statements; increased competition and failure to secure new contracts; client cancellations of, or reductions in scope under, contracts reported in our backlog; a significant slowdown or decline in economic conditions; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; impairment of our goodwill or other indefinite-lived intangible assets; failure to meet our obligations under our debt agreements; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; the impact of inclement weather; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits, or losses; decreases in the level of government spending for infrastructure and other public projects; possible systems and information technology interruptions; failure to comply with laws and regulations related to government contracts; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted earnings per share calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 27, 2018 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per common share amounts)	2018	2017	2018	2017
REVENUE	$1,123,137	$1,199,505	$3,271,378	$3,564,140
COST OF OPERATIONS	(1,012,013)	(1,081,254)	(2,974,546)	(3,240,332)
GROSS PROFIT	111,124	118,251	296,832	323,808
General and administrative expenses	(63,818)	(69,179)	(195,636)	(203,674)
INCOME FROM CONSTRUCTION OPERATIONS	47,306	49,072	101,196	120,134
Other income, net	1,909	967	3,739	42,373
Interest expense	(16,411)	(15,643)	(47,474)	(53,726)
INCOME BEFORE INCOME TAXES	32,804	34,396	57,461	108,781
Provision for income taxes	(7,368)	(9,096)	(15,071)	(37,084)
NET INCOME	25,436	25,300	42,390	71,697
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,164	1,716	8,359	4,253
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$21,272	$23,584	$34,031	$67,444
BASIC EARNINGS PER COMMON SHARE	$0.43	$0.47	$0.68	$1.36
DILUTED EARNINGS PER COMMON SHARE	$0.42	$0.47	$0.68	$1.33
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,018	49,775	49,927	49,602
DILUTED	50,375	50,587	50,210	50,768

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended September 30, 2018
Total revenue	$479,581	$457,304	$236,157	$1,173,042	$—		$1,173,042
Elimination of intersegment revenue	(48,093)	(1,812)	—	(49,905)	—		(49,905)
Revenue from external customers	$431,488	$455,492	$236,157	$1,123,137	$—		$1,123,137
Income (loss) from construction operations	$41,282	$8,853	$11,561	$61,696	$(14,390)	(a)	$47,306
Capital expenditures	$15,364	$277	$70	$15,711	$397		$16,108
Depreciation and amortization(b)	$8,031	$488	$1,081	$9,600	$2,817		$12,417

Three Months Ended September 30, 2017
Total revenue	$458,487	$500,420	$310,137	$1,269,044	$—		$1,269,044
Elimination of intersegment revenue	(62,667)	(6,872)	—	(69,539)	—		(69,539)
Revenue from external customers	$395,820	$493,548	$310,137	$1,199,505	$—		$1,199,505
Income (loss) from construction operations	$38,144	$14,058	$14,575	$66,777	$(17,705)	(a)	$49,072
Capital expenditures	$1,248	$36	$81	$1,365	$164		$1,529
Depreciation and amortization(b)	$5,213	$502	$1,166	$6,881	$2,824		$9,705

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Nine Months Ended September 30, 2018
Total revenue	$1,266,595	$1,395,896	$781,591	$3,444,082	$—		$3,444,082
Elimination of intersegment revenue	(169,520)	(3,184)	—	(172,704)	—		(172,704)
Revenue from external customers	$1,097,075	$1,392,712	$781,591	$3,271,378	$—		$3,271,378
Income (loss) from construction operations(a)	$93,560	$27,814	$26,250	$147,624	$(46,428)	(b)	$101,196
Capital expenditures	$61,912	$1,147	$704	$63,763	$648		$64,411
Depreciation and amortization(c)	$20,356	$1,458	$3,299	$25,113	$8,468		$33,581

Nine Months Ended September 30, 2017
Total revenue	$1,363,850	$1,520,356	$907,690	$3,791,896	$—		$3,791,896
Elimination of intersegment revenue	(190,873)	(36,883)	—	(227,756)	—		(227,756)
Revenue from external customers	$1,172,977	$1,483,473	$907,690	$3,564,140	$—		$3,564,140
Income (loss) from construction operations	$128,176	$25,035	$15,330	$168,541	$(48,407)	(b)	$120,134
Capital expenditures	$8,665	$184	$374	$9,223	$489		$9,712
Depreciation and amortization(c)	$26,767	$1,533	$3,551	$31,851	$8,612		$40,463

(a)

During the nine months ended September 30, 2018, the Company recorded a charge of $17.8 million in income from construction operations (an after-tax impact of $12.8 million, or $0.25 per diluted share), which was primarily non-cash, as a result of the unexpected outcome of an arbitration decision related to a subcontract back charge dispute on a Civil segment project in New York that was completed in 2013.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of September 30,	As of December 31,
(in thousands, except share and per share amounts)	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($32,040 and $53,067 related to variable interest entities (VIEs))	$118,258	$192,868
Restricted cash	3,436	4,780
Restricted investments	53,116	53,014
Accounts receivable ($75,999 and $30,003 related to VIEs)	1,325,465	1,265,717
Retainage receivable ($31,694 and $12,410 related to VIEs)	492,937	535,939
Costs and estimated earnings in excess of billings	1,085,651	932,758
Other current assets ($33,033 and $0 related to VIEs)	130,023	89,316
Total current assets	3,208,886	3,074,392
PROPERTY AND EQUIPMENT (P&E), net of accumulated depreciation of $345,405 and $359,188 (net P&E of $47,559 and $11,641 related to VIEs)	494,498	467,499
GOODWILL	585,006	585,006
INTANGIBLE ASSETS, NET	86,797	89,454
OTHER ASSETS	49,981	47,772
TOTAL ASSETS	$4,425,168	$4,264,123

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,601	$30,748
Accounts payable ($10,793 and $19,243 related to VIEs)	611,100	699,971
Retainage payable	213,430	261,820
Billings in excess of cost and estimated earnings ($261,187 and $120,952 related to VIEs)	648,287	456,869
Accrued expenses and other current liabilities ($46,164 and $0 related to VIEs)	162,102	132,438
Total current liabilities	1,655,520	1,581,846
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $37,749 and $45,631	780,723	705,528
DEFERRED INCOME TAXES	106,636	108,504
OTHER LONG-TERM LIABILITIES	148,917	163,465
TOTAL LIABILITIES	2,691,796	2,559,343

COMMITMENTS AND CONTINGENCIES

EQUITY
Stockholders' Equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 50,025,996 and 49,781,010 shares	50,026	49,781
Additional paid-in capital	1,098,639	1,084,205
Retained earnings	652,276	622,007
Accumulated other comprehensive loss	(44,193)	(42,718)
Total stockholders' equity	1,756,748	1,713,275
Noncontrolling interests	(23,376)	(8,495)
TOTAL EQUITY	1,733,372	1,704,780

TOTAL LIABILITIES AND EQUITY	$4,425,168	$4,264,123

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$42,390	$71,697
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	30,924	37,806
Amortization of intangible assets	2,657	2,657
Share-based compensation expense	17,779	16,057
Change in debt discounts and deferred debt issuance costs	8,962	14,725
Deferred income taxes	233	642
Loss (gain) on sale of property and equipment	823	(376)
Changes in other components of working capital	(136,113)	(143,213)
Other long-term liabilities	(2,606)	(2,876)
Other, net	190	4,785
NET CASH PROVIDED BY (USED IN) IN OPERATING ACTIVITIES	(34,761)	1,904

Cash Flows from Investing Activities:
Acquisition of property and equipment	(64,411)	(9,712)
Proceeds from sale of property and equipment	5,462	1,440
Investment in securities	(13,841)	(48,657)
Proceeds from maturities and sales of investments in securities	14,302	—
NET CASH USED IN INVESTING ACTIVITIES	(58,488)	(56,929)

Cash Flows from Financing Activities:
Proceeds from debt	1,502,177	1,991,457
Repayment of debt	(1,444,760)	(1,866,072)
Business acquisition related payment	(15,951)	—
Issuance of common stock and effect of cashless exercise	(2,671)	(11,147)
Distributions paid to noncontrolling interests	(22,500)	(2,500)
Contributions from noncontrolling interests	1,000	1,250
Debt issuance and extinguishment costs	—	(15,268)
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,295	97,720

Net increase (decrease) in cash, cash equivalents and restricted cash	(75,954)	42,695
Cash, cash equivalents and restricted cash at beginning of period	197,648	196,607
Cash, cash equivalents and restricted cash at end of period	$121,694	$239,302

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	June 30, 2018	September 30, 2018(a)	September 30, 2018	September 30, 2018
Civil	$4,737.4	$345.6	$(431.4)	$4,651.6
Building	2,085.6	492.7	(455.5)	2,122.8
Specialty Contractors	1,868.3	109.7	(236.2)	1,741.8
Total	$8,691.3	$948.0	$(1,123.1)	$8,516.2

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Nine Months Ended	Nine Months Ended	Backlog at
(in millions)	December 31, 2017	September 30, 2018(a)	September 30, 2018	September 30, 2018
Civil	$4,118.2	$1,630.5	$(1,097.1)	$4,651.6
Building	1,701.4	1,814.1	(1,392.7)	2,122.8
Specialty Contractors	1,463.8	1,059.6	(781.6)	1,741.8
Total	$7,283.4	$4,504.2	$(3,271.4)	$8,516.2

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.